SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     HARLEYSVILLE NATIONAL CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                    [INSERT NAME OF FILER WHEN APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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


                       HARLEYSVILLE NATIONAL CORPORATION

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 9, 1996

TO THE SHAREHOLDERS OF
HARLEYSVILLE NATIONAL CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of HARLEYSVILLE NATIONAL CORPORATION ('Corporation') will be held at 9:30 a.m., prevailing time, on Tuesday, April 9, 1996, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, for the following purposes:

1. To elect two Class B Directors to serve until the expiration of their four-year terms and until their successors are elected and qualified; and

2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the by-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on February 23, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1995 is being mailed to shareholders with this Notice. Copies of the Corporation's Annual Report for the 1994 fiscal year may be obtained at no cost by contacting Jo Ann M. Bynon, Secretary, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438, telephone (215) 256-8851.

     YOU ARE URGED TO MARK, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND TO ASSURE THE PRESENCE OF A QUORUM. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitations. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                         By Order of the Board of Directors,

                                         [ SIG CUT ]

                                         Walter E. Daller, Jr.
                                         President and
                                         Chief Executive Officer

March 11, 1996
Harleysville, Pennsylvania

                       HARLEYSVILLE NATIONAL CORPORATION

--------------------------------------------------------------------------------

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 9, 1996

--------------------------------------------------------------------------------

                                    GENERAL

INTRODUCTION, DATE, TIME AND PLACE OF ANNUAL MEETING

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of HARLEYSVILLE NATIONAL CORPORATION ('Corporation'), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 9, 1996, at 9:30 a.m., prevailing time, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, and at any adjournment or postponement thereof.

     The principal executive office of the Corporation is located at The Harleysville National Bank and Trust Company, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438. The telephone number for the Corporation is
(215) 256-8851. All inquiries should be directed to Walter E. Daller, Jr., President and Chief Executive Officer of the Corporation. The Corporation currently has three banking subsidiaries: The Harleysville National Bank and Trust Company ('Harleysville'), The Citizens National Bank of Lansford ('Citizens'), and Security National Bank ('Security'); or collectively, the 'Banks.'

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement and the enclosed form of proxy (the 'Proxy') are first being sent to shareholders of the Corporation on or about March 11, 1996.

     Shares represented on the accompanying form of Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class B Director named below. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Banks may solicit proxies personally, by telephone, by telegraph and by telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

REVOCABILITY OF PROXY

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Jo Ann M. Bynon, Secretary of Harleysville National Corporation, at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

VOTING SECURITIES; RECORD DATE AND QUORUM

     The Corporation is currently authorized to issue 30,000,000 shares of Common Stock, par value $1.00 per share and 3,000,000 shares of series preferred stock, par value $1.00 per share.

     At the close of business on February 23, 1996, the Corporation had outstanding 5,880,828 shares of Common Stock, par value $1.00 per share (the 'Common Stock'). As of February 23, 1996, no series preferred stock was outstanding.

     Only holders of Common Stock of record at the close of business on February 23, 1996 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     Under Pennsylvania law and the by-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to the by-laws of the Corporation, the presence, in person or by Proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the two nominees for Class B Director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL OWNERS

     The following table sets forth, as of February 23, 1996, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's Common Stock owned.


                                                                                                   PERCENT OF
                                                                                   SHARES      OUTSTANDING COMMON
                                                                                 BENEFICIALLY  STOCK BENEFICIALLY
NAME AND ADDRESS                                                                  OWNED (1)           OWNED
-------------------------------------------------------------------------------  -----------  ---------------------
The Harleysville National Bank and Trust Company...............................     318,549(2)            5.42%
  Trust Department
483 Main Street
P. O. Box 195
Harleysville, Pennsylvania 19438

------------------
(1) The securities 'beneficially owned' by an individual are determined in accordance with the definitions of 'beneficial ownership' set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after February 23, 1996. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Shares held by Harleysville's Trust Department are held in its fiduciary capacity. Harleysville's Trust Department has sole power to vote or to direct the vote of 318,549 shares and sole power to dispose or to direct the disposition of 318,549 shares. Harleysville's Trust Department intends to vote all shares under its control FOR the election of the nominees for director named below.

            BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

     The following table sets forth, as of February 23, 1996, the amount and percentage of the Corporation's outstanding Common Stock beneficially owned by each director and nominee for director and by all officers and directors of the Corporation and the Banks as a group.


                                                                                     SHARES         PERCENT OF
NAME OF INDIVIDUAL                                                                BENEFICIALLY  OUTSTANDING COMMON
OR IDENTITY OF GROUP                                                              OWNED (1)(2)       STOCK (3)
--------------------------------------------------------------------------------  ------------  -------------------
John W. Clemens (7).............................................................       11,265(12)             --
Walter E. Daller, Jr. (10)......................................................      142,153(4)            2.42%
Martin E. Fossler (10)..........................................................       13,270(13)             --
Harold A. Herr (6)..............................................................       10,737(14)             --
Howard E. Kalis, III (8)........................................................        7,736(15)             --
Bradford W. Mitchell (9)........................................................        1,806(16)             --
Palmer E. (Pete) Retzlaff (19)..................................................          570(20)             --
Walter F. Vilsmeier (6).........................................................        5,344(17)             --
William M. Yocum (9)............................................................       30,134(18)             --
All Officers and Directors as a Group (35 persons)..............................      622,479(5)(11)       10.49%(5)

------------------
 (1) The securities 'beneficially owned' by an individual are determined in accordance with the definitions of 'beneficial ownership' set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after February 23, 1996. Beneficial ownership may be disclaimed as to certain of the securities.
 (2) Information furnished by the directors.
 (3) Less than one percent (1%) unless otherwise indicated.
 (4) Includes: 21,835 shares owned solely by W. Daller; 109,123 shares owned jointly by W. Daller and spouse; and 11,195 shares owned solely by his spouse.
 (5) The percent of class assumes all outstanding options issued to directors, employee directors, and officers have been exercised and, therefore, on a pro forma basis, 5,936,273 shares of Common Stock would be outstanding.
 (6) A Class A Director whose term expires in 1999.
 (7) A Nominee for Class B Director whose term expires in 2000 and a current Class B Director whose term expires in 1996.
 (8) A Class B Director whose term expires in 1996.
 (9) A Class C Director whose term expires in 1997.
(10) A Class D Director whose term expires in 1998.
(11) Does not include 318,549 shares held by The Harleysville National Bank and Trust Company in its fiduciary capacity.
(12) Includes: 8,470 shares owned solely by J. Clemens; 685 shares owned jointly by J. Clemens and his spouse; and 2,110 shares owned by his spouse.
(13) Includes: 12,810 shares owned solely by M. Fossler; and 460 shares owned by his spouse.
(14) These shares are owned solely by H. Herr.
(15) Includes: 2,206 shares owned solely by H. Kalis; 3,070 shares owned jointly by H. Kalis and his spouse; 2,007 shares representing unexercised stock options which are currently exercisable; and 453 shares owned by his spouse. In calculating the tabulated percent of class, the 2,007 shares were added to the shares of Common Stock currently held by Mr. Kalis and to the total outstanding shares assuming all outstanding options held by Mr. Kalis were exercised.
(16) These shares are owned solely by B. Mitchell.
(17) These shares are owned solely by W. Vilsmeier.
(18) These shares are owned solely by W. Yocum.
(19) A nominee for Class B Director whose term expires in 2000.
(20) These shares are owned solely by P. Retzlaff.

                             ELECTION OF DIRECTORS

     The by-laws of the Corporation provide that the Corporation's business shall be managed by its Board of Directors. The by-laws provide that the number of directors that shall constitute the whole Board of Directors shall not be less than five (5) nor more than twenty-five (25) and that the Board of Directors shall be classified into four (4) classes, each class to be elected for a term of four (4) years. Within the foregoing limits, the Board of Directors may, from time to time, fix the number of directors and their respective classifications. No person shall be elected as a director who has not attained full age. No person shall serve as a director after he or she has attained the age of seventy-two (72) years. The Board of Directors has fixed the number of Board members at eight (8) with two (2) directors in each of Classes A, B, C, and D. Pursuant to Section 11.1 of the by-laws, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he or she was appointed. Therefore, the by-laws provide for a classified Board of Directors with staggered four-year terms of office.

     In accordance with Section 10.3 of the by-laws, at the 1996 Annual Meeting of Shareholders, two (2) Class B Directors shall be elected to serve for a four-year term and until their successors are elected and qualified.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the two nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

     There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten (10) shares of Common Stock, he or she may cast up to ten
(10) votes for each of the two (2) directors in the class to be elected.

     The Board of Directors recommends that the shareholders vote FOR the election of the Class B Directors listed below.

         INFORMATION AS TO NOMINEES, DIRECTORS, AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the executive officers, nominees for Class B Director whose terms expire in 2000 and the Current Class B Directors whose terms expire in 1996, and the Class C Directors, Class D Directors and Class A Directors whose terms expire in 1997, 1998 and 1999, respectively:


                                                                                                                 DIRECTOR OF
                                                                PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND     CORPORATION
                                                                           POSITION HELD WITH THE               OR HNB SINCE
NAME                                                 AGE             CORPORATION, HNB, CNB AND SNB (7)               (7)
-----------------------------------------------      ---      ------------------------------------------------  -------------
NOMINEES FOR CLASS B DIRECTOR WHOSE TERMS
EXPIRE IN 2000
John W. Clemens (1)(2)(5)(6)...................          69   Director, formerly Chairman and Chief Executive          1973
                                                              Officer -- Hatfield Quality Meats, a meat
                                                              packing and processing company
Palmer E. (Pete) Retzlaff......................          64   President -- Southwest Grain Company, a grain
                                                              import and export business; Director, Teleflex,
                                                              Inc. and Paris Business Corp.

CURRENT CLASS B DIRECTORS
WHOSE TERMS EXPIRE IN 1996
John W. Clemens (1)(2)(5)(6)...................          69   Director, formerly Chairman and Chief Executive          1973
                                                              Officer -- Hatfield Quality Meats, a meat
                                                              packing and processing company
Howard E. Kalis, III...........................          56   Senior Partner, Law Firm of Binder, Kalis, &             1994
                                                              Proctor; Chairman of the Board and Director of
                                                              SNB since 1988

CLASS A DIRECTORS WHOSE TERMS EXPIRE IN 1999
Walter F. Vilsmeier (2)(4).....................          66   Chief Executive Officer -- Vilsmeier Auction             1987
                                                              Co., Inc., auction and appraisal services; and
                                                              Vilsmeier Equipment, Inc., purchase, sale, and
                                                              rental of used equipment and parts
Harold A. Herr (2)(3)..........................          48   Partner -- Albert S. Herr & Sons, Agri-Business          1987


                                                                                                                 DIRECTOR OF
                                                                PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND     CORPORATION
                                                                           POSITION HELD WITH THE               OR HNB SINCE
NAME                                                 AGE             CORPORATION, HNB, CNB AND SNB (7)               (7)
-----------------------------------------------      ---      ------------------------------------------------  -------------
CLASS C DIRECTORS WHOSE TERMS EXPIRE IN 1997
Bradford W. Mitchell (1)(4)(5).................          68   Chairman of the Board and Director, formerly CEO         1980
                                                              -- Harleysville Mutual Insurance Company; and
                                                              Harleysville Group, Inc., an insurance holding
                                                              company
William M. Yocum (3)...........................          62   President -- W. M. Yocum Machine Company                 1984

CLASS D DIRECTORS WHOSE TERMS EXPIRE IN 1998
Walter E. Daller, Jr. (1)(4)(6)................          56   Chairman of the Board, Director, President and           1977
                                                              Chief Executive Officer of the Corporation and
                                                              HNB; Director of CNB since 1991; and Director of
                                                              SNB since 1994
Martin E. Fossler (1)(3)(4)(5).................          67   Retired, formerly President MEFCO, a                     1984
                                                              manufacturer of industrial packaging

------------------
(1) Member of the Executive Committee. The Executive Committee, which is appointed annually by the Board of Directors, has the authority to take action between meetings of the Board of Directors with respect to matters which a majority of the Committee considers necessary to be addressed prior to the next meeting of the Board of Directors. During 1995, the Executive Committee held four (4) meetings.
(2) Member of the Nominating Committee. The Nominating Committee is appointed annually by the Board of Directors to recommend nominees to serve as officers of the Corporation, nominees for election to the Boards of Directors of HNB, CNB and SNB, and nominees to serve as officers of HNB, CNB and SNB. During 1995, the Nominating Committee held two (2) meetings.
(3) Member of the Audit Committee. The Audit Committee, which is appointed annually by the Board of Directors, recommends the selection of independent auditors, reviews the scope and results of the audit and reviews the adequacy of the Corporation's accounting, financial and operating controls. During 1995, the Audit Committee held six (6) meetings.
(4) Member of the Investment and Funds Management Committee. The Investment and Funds Management Committee is appointed annually by the Board of Directors to oversee the Investment Policy, review liquidity, and approve the type and maturity of investments. During 1995, the Investment and Funds Management Committee held four (4) meetings.
(5) Member of the Compensation Committee. The Compensation Committee is appointed annually by the Board of Directors and consists of three (3) non-employee directors. The Compensation Committee recommends the establishment of policies dealing with various compensation plans for the Corporation and its subsidiaries. In addition, the Committee makes recommendations to the Board with respect to the compensation of the President and Chief Executive Officer and approves the compensation paid to the other senior executives. The Committee also administers the Equity Incentive Plan, the 1993 Stock Incentive Plan and, in this capacity, it makes or recommends all option grants or awards to the Corporation's subsidiaries, officers and executives under this Plan. During 1995, the Compensation Committee held eight (8) meetings.
(6) Member of the Pension and Profit Sharing Committee. The Pension and Profit Sharing Committee is appointed annually by the Board of Directors to oversee and administer the Corporation's subsidiaries' pension and profit sharing plans. During 1995, the Pension and Profit Sharing Committee held two (2) meetings.

(7) 'HNB', 'CNB' and 'SNB' make reference to The Harleysville National Bank and Trust Company, The Citizens National Bank of Lansford, and Security National Bank, respectively, subsidiaries of the Corporation.

     During 1995, the Board of Directors of the Corporation held thirteen (13) meetings. The members of the Board of Directors of the Corporation also serve as the members of the Board of Directors of Harleysville, with the exception of Howard E. Kalis, III. During 1995, the Board of Directors of Harleysville held thirteen (13) meetings. All of the directors attended at least seventy-five percent (75%) of the meetings of the Board of the Corporation and Harleysville and committees of which they were members during the period they served as such, with the exception of M. Fossler and W. Vilsmeier who attended fifty percent (50%) of the meetings of the Investment and Funds Management Committee.

     A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the by-laws of the Corporation. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than forty-five (45) days prior to the date of any meeting of shareholders called for the election of directors. The written notification must contain certain information with regard to the proposed nominee to the extent known by the notifying shareholder.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Corporation's officers, directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the 'SEC'). In addition, Section 16(a) requires officers, directors and greater than ten percent (10%) shareholders to furnish the Corporation with copies of all Section 16(a) forms they file with the SEC. There are no ten percent (10%) shareholders of the Corporation's equity securities.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required to be filed with the SEC for those persons, the Corporation believes that during the period of January 1, 1995 through December 31, 1995, all filing requirements applicable to its officers and directors were satisfied.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     Shown below is information concerning annual and long-term compensation for services in all capacities to the Corporation and its subsidiaries for the fiscal years ending December 31, 1995, 1994, and 1993 of those persons who were
(i) the Chief Executive Officer(s) during 1995 and (ii) the other most highly compensated executive officers of the Corporation to the extent such persons' total annual salary and bonus exceeded $100,000 at December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                                   ----------------------------------
                                                     ANNUAL COMPENSATION            AWARDS
                                              ---------------------------------    ---------                 PAYOUTS
                                                                         OTHER     RESTRICTED  SECURITIES   ---------
                                               ANNUAL                   ANNUAL       STOCK     UNDERLYING     LTIP
            NAME AND                           SALARY      BONUS      COMPENSATION  AWARDS    OPTIONS/SARS   PAYOUTS
       PRINCIPAL POSITION            YEAR        ($)        ($)           ($)         ($)         (#)          ($)
---------------------------------  ---------  ---------  ---------    -----------  ---------  ------------  ---------
Walter E. Daller, Jr. (1)........       1995  $ 296,405(6)  $ 144,700(7)     --          --           --          --
President and CEO                       1994    264,205(6)    102,100(7)     --          --           --          --
                                        1993    243,520(6)     92,000(7)     --          --           --          --
Demetra M. Takes (2).............       1995  $ 141,000     $  49,500        --          --           --          --
Executive Vice President                1994    133,000        40,000        --          --           --          --
and COO                                 1993    120,750        33,000        --          --           --          --
Fred C. Reim, Jr. (3)............       1995  $  98,050     $  16,175        --          --         1,575         --
Senior Vice President                   1994     92,500        13,875        --          --           --          --
                                        1993     30,000(12)     4,450(12)    --          --           --          --
Vernon L. Hunsberger (4).........       1995  $  91,300     $  18,250        --          --           --          --
Senior Vice President,                  1994     83,000        15,000        --          --           --          --
CFO and Cashier                         1993     70,725        15,000        --          --           --          --
Raymond H. Melcher, Jr. (5)......       1995  $ 117,000     $  14,040    $14,778 (14)    --         3,000         --
President and CEO Security              1994     15,750(13)        --(13)    --          --           --          --

                                            ALL OTHER
            NAME AND                       COMPENSATION
       PRINCIPAL POSITION                      ($)
---------------------------------      -------------------
Walter E. Daller, Jr. (1)........      $  58,474(8)(9)(10)
President and CEO                         58,474(8)(9)(10)
                                          65,974(8)(9)(10)
Demetra M. Takes (2).............      $  33,471   (9)(10)
Executive Vice President                  32,271   (9)(10)
and COO                                   30,434   (9)(10)
Fred C. Reim, Jr. (3)............      $  14,708      (10)
Senior Vice President                     13,875      (10)
                                           4,673  (10)(12)
Vernon L. Hunsberger (4).........      $  13,695      (10)
Senior Vice President,                    12,450      (10)
CFO and Cashier                           10,609      (10)
Raymond H. Melcher, Jr. (5)......      $  17,550      (11)
President and CEO Security                    --  (11)(13)



------------------
 (1) Walter E. Daller, Jr. serves as President and Chief Executive Officer, and Chairman of the Board of the Corporation and Harleysville and as a member of the Boards of Directors of the Corporation, Harleysville, Citizens, and Security.
 (2) Demetra M. Takes serves as Vice President of the Corporation, as Executive Vice President and Chief Operating Officer of Harleysville and as a member of the Boards of Directors of Citizens and Security.
 (3) Fred C. Reim, Jr. serves as Senior Vice President of Harleysville.
 (4) Vernon L. Hunsberger serves as Treasurer of the Corporation, and as Senior Vice President, Chief Financial Officer, and Cashier of Harleysville.
 (5) Raymond H. Melcher, Jr. serves as President and CEO of Security, and as a member of the Board of Directors of Security.
 (6) Includes $11,405, $9,205 and $11,520 received as director's fees earned as a director of Harleysville for 1995, 1994 and 1993, respectively.
 (7) Includes $2,200, $2,100 and $2,000 received as director's bonus received as a director of Harleysville for 1995, 1994 and 1993, respectively.
 (8) Includes $6,990, $6,990 and $6,990 for 1995, 1994 and 1993, respectively, in premiums paid for a directors' deferred compensation plan maintained by the Corporation in which W. Daller participates and for whom a portion of his director's compensation was deferred from 1985 through 1989. Under the terms of the plan, benefits can be paid out over a ten-year period upon reaching age 70. Should W. Daller die before age 70, or before receiving all of the benefits, those benefits would be paid to W. Daller's beneficiary until age 70 or for ten years, whichever shall be greater. This plan is considered an unfunded plan which is subject to substantial risk of forfeiture and W. Daller is not considered to be vested pursuant to the plan.
 (9) Includes $28,984, $28,984 and $28,984 for W. Daller, and $12,321, $12,321
     and $12,321 for D. Takes for 1995, 1994 and 1993, respectively, in premiums paid for W. Daller and D. Takes, respectively, for the Supplemental Executive Retirement Plan maintained for certain officers and key employees of the Corporation and Harleysville. The Plan provides for payment to the covered employee an annual supplemental retirement benefit equal to 50% of the employee's annual base salary upon retirement. Premiums are paid for a life insurance policy for which Harleysville is beneficiary; policy reimburses, upon the death of the employee, Harleysville for all amounts paid to the Plan. This Plan is an unfunded promise to pay to the named individuals which is subject to substantial risk of forfeiture, and the individual is not considered as vested pursuant to the Plan.
(10) Includes discretionary contributions of $22,500, $22,500 and $30,000 for 1995, 1994 and 1993, respectively, for W. Daller; $21,150, $19,950 and
     $18,113 for 1995, 1994 and 1993, respectively, for D. Takes; $14,708,
     $13,875 and $4,673 for 1995, 1994 and 1993, respectively, for F. Reim; and $13,695, $12,450, and $10,609 for 1995, 1994 and 1993, respectively, for V.
     Hunsberger pursuant to Harleysville's profit sharing plan. For fiscal years 1995, 1994 and 1993, contributions to the profit sharing plan were made for all employees of Harleysville equal to 15% of salary, with the exception of
     W. Daller. The profit sharing contribution for W. Daller was limited to 15% of $150,000 of his salary, to comply with the Internal Revenue Code Section 404(1).
(11) Represents a discretionary contribution of $17,550 for 1995 for R. Melcher pursuant to Security's profit sharing plan. No discretionary contribution was made in 1994 for R. Melcher pursuant to Security's profit sharing plan. For fiscal years 1995 and 1994, contributions to the profit sharing plan were made for all employees of Security equal to 15% of salary.
(12) Amounts reflect F. Reim's four months' tenure during 1993.
(13) Amounts reflect R. Melcher's one and one half months' tenure during 1994.
(14) Includes $3,803 for company car and $8,089 for country club membership.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to options granted to purchase the Corporation's Common Stock in the last fiscal year under the Equity Incentive Plan and under the 1993 Stock Incentive Plan to the named officers of Harleysville and held by them at December 31, 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL
                                                                                                    REALIZABLE VALUE AT
                                                                                                       ASSUMED ANNUAL
                                                                                                    RATES OF STOCK PRICE
                                                                                                        APPRECIATION
                                      INDIVIDUAL GRANTS                                               FOR OPTION TERM
----------------------------------------------------------------------------------------------  ----------------------------
               (A)                       (B)             (C)            (D)           (E)            (F)            (G)
                                                     % OF TOTAL
                                                    OPTIONS/SARS
                                      OPTIONS/       GRANTED TO     EXERCISE OR
                                        SARS        EMPLOYEES IN    BASE PRICE    EXPIRATION
               NAME                  GRANTED (#)     FISCAL YEAR      ($/SH)         DATE          5% ($)         10% ($)
----------------------------------  -------------  ---------------  -----------  -------------  -------------  -------------
Walter E. Daller, Jr. ............           --              --             --            --             --             --
President and CEO
Demetra M. Takes..................           --              --             --            --             --             --
Executive Vice President & COO
Fred C. Reim, Jr. ................        1,575(1)           34%        26.875(2)        8/05            --             --
Senior Vice President
Vernon L. Hunsberger..............           --              --             --            --             --             --
Senior Vice President
Raymond H. Melcher, Jr. ..........        3,000(1)           66%        26.875(2)        8/05            --             --
President and CEO Security

                                    ALTERNATIVE
                                  TO (F) AND (G):
                                    GRANT DATE
                                       VALUE
--------------------------------    -----------
               (A)                      (H)

                                    GRANT DATE
                                      PRESENT
                                       VALUE
               NAME                      $
----------------------------------  -----------
Walter E. Daller, Jr. ............          --
President and CEO
Demetra M. Takes..................          --
Executive Vice President & COO
Fred C. Reim, Jr. ................    42,328(3)
Senior Vice President
Vernon L. Hunsberger..............          --
Senior Vice President
Raymond H. Melcher, Jr. ..........    80,625(3)
President and CEO Security



------------------
(1) These options granted on August 10, 1995, and under the terms of the 1993 Stock Incentive Plan, are exercisable after expiration of six (6) months from date of grant, in five (5) cumulative installments equalling twenty percent (20%) of the shares covered by the option grant.
(2) The base price of the grant is adjustable in the event of any change in the number of issued and outstanding shares of stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation.
(3) The Grant-date value is calculated on the shares covered by the grant, at the base price of the grant, which is the average of the dealer 'bid' and 'ask' prices thereof on the NASDAQ Stock Exchange on the date of grant.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to all exercises of stock options awarded to the named officers during the last fiscal year as well as the fiscal year-end option values for each named executive officer under the Equity Incentive Plan and under the 1993 Stock Incentive Plan and held by them at December 31, 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                         VALUE          OPTIONS/SARS AT             OPTIONS/SARS AT
NAME AND                             SHARES ACQUIRED   REALIZED            FY-END (#)                FY-END ($)(1)
PRINCIPAL POSITION                   ON EXERCISE (#)      ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-----------------------------------  ---------------  -----------  --------------------------  --------------------------
Walter E. Daller, Jr. .............       146,142      2,648,093           -- /  --                    -- /  --
President and CEO
Demetra M. Takes...................         1,200         22,494     16,883(2)/  --                339,686/  --
Executive Vice President & COO
Fred C. Reim, Jr. .................            --             --           -- /  1,575(3)              -- /  2,559
Senior Vice President
Vernon L. Hunsberger...............         2,400         44,838      4,671(2)/  --                 93,981/  --
Senior Vice President
Raymond H. Melcher, Jr. ...........            --             --           -- /  3,000(3)              -- /  4,875
President and CEO Security

------------------
(1) Market value of underlying securities based on the closing price of the Corporation's common shares on the NASDAQ Stock Exchange on December 29, 1995, minus the exercise price.
(2) Shares granted under the Equity Incentive Plan.
(3) Shares granted under the 1993 Stock Incentive Plan.

PENSION PLAN

     The Corporation does not have a retirement or pension plan. Harleysville, however, maintains a non-contributory funded pension plan for all full-time employees over age 20 1/2 who have completed six (6) months of service. The pension plan provides annual benefits to eligible retired employees at age 65 equal to one percent (1%) of covered compensation plus three-quarters of one percent (3/4%) of average salary above the covered compensation level multiplied by the number of years of employment. Average salary is the highest annual salary, excluding bonuses, during the last five (5) years of employment immediately prior to retirement. Total contributions by Harleysville to the pension plan for the years ending December 31, 1995, December 31, 1994 and December 31, 1993 were $447,589, $420,116, and $309,583, respectively.

     The following table shows the estimated annual retirement benefit payable pursuant to the pension plan to an officer currently age 65 whose highest salary, not including bonuses, remained unchanged during his last five (5) years of employment and whose benefits will be paid for the remainder of his life. Such table does not reflect any limitations on benefits to participants which may apply under the Internal Revenue Code. Benefits listed in the table below are integrated with Social Security.


  AVERAGE    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS
  ANNUAL        OF         OF         OF         OF         OF
 EARNINGS     SERVICE    SERVICE    SERVICE    SERVICE    SERVICE
-----------  ---------  ---------  ---------  ---------  ---------
$    75,000  $   6,185  $   9,293  $  12,390  $  15,488  $  18,585
    100,000      8,070     12,105     16,140     20,175     24,210
    125,000      9,945     14,918     19,890     24,863     29,835
    150,000     11,820     17,730     23,640     29,550     35,460
    175,000     13,695     20,543     27,390     34,238     41,085
    200,000     15,570     23,355     31,140     38,925     46,710
    225,000     17,445     26,168     34,890     43,613     52,335
    250,000     19,320     28,980     38,640     48,300     57,960
    275,000     21,195     31,793     42,390     52,988     63,585
    300,000     23,070     34,606     46,140     57,676     69,210
    325,000     24,945     37,419     49,890     62,364     74,835
    350,000     26,820     40,232     53,640     67,052     80,460
    375,000     28,695     43,045     57,390     71,740     86,085
    400,000     30,570     45,858     61,140     76,428     91,710

     Walter E. Daller, Jr., President and Chief Executive Officer of the Corporation and Harleysville, has 33 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1995 is $285,000.

     Demetra M. Takes, Executive Vice President of Harleysville, has 23 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1995 is $141,000.

     Fred C. Reim, Senior Vice President of Harleysville, has 2 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1995 is $98,050.

     Vernon L. Hunsberger, Senior Vice President of Harleysville, has 29 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1995 is $91,300.

     Raymond H. Melcher, Jr., President and CEO of Security, has 1 year of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1995 is $117,000.

PROFIT SHARING PLAN

     All full-time employees become eligible to participate in the discretionary profit-sharing plan after the later to occur of (a) the completion of six (6) months' continuous service or (b) the attainment of age 20 1/2. The profit-sharing plan provides for a fund to be held by Harleysville as trustee for the benefit of the employees. Harleysville's Board of Directors annually determines the contribution to be made to the profit-sharing plan out of the net profits of Harleysville subject to certain limits as set forth in the profit-sharing plan. For fiscal years 1995, 1994 and 1993, contributions to the profit-sharing plan were made for all employees of Harleysville equal to fifteen percent (15%) of salary, with the exception of W. Daller. The profit sharing contribution received by W. Daller was limited to fifteen percent (15%) of $150,000 of his salary, to comply with the Internal Revenue Code Section 404(1).

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Harleysville maintains a Supplemental Executive Retirement Plan for certain officers and key employees of the Corporation and Harleysville. The Plan provides for payment to the covered employee an annual supplemental retirement benefit equal to fifty percent (50%) of their annual base salary upon retirement. After the first twelve (12) such payments (the first year), the amount of the base salary shall be adjusted annually thereafter by eighty percent (80%) of the percentage by which the cost of living as of the employee's retirement date, measured by the last reported monthly Consumer Price Index for Urban Wage Earners (CPI-U) or its most comparable successor index, is succeeded by the CPI-U as of the end of the first or subsequent pension year, however, the annual increase in the base salary used to calculate benefits under the plan will not be less than $2,400.

     The following table shows the estimated annual retirement benefit payable pursuant to the Supplemental Executive Retirement Plan to an employee covered under the Plan:


  BASE
 SALARY     YEAR 1     YEAR 2     YEAR 3     YEAR 4     YEAR 5     YEAR 6     YEAR 7     YEAR 8     YEAR 9     YEAR 10
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
 100,000      50,000     51,200     52,429     53,687     54,976     56,295     57,646     59,030     60,446     61,897
 125,000      62,500     64,000     65,536     67,109     68,719     70,369     72,058     73,787     75,558     77,371
 150,000      75,000     76,800     78,643     80,531     82,463     84,442     86,469     88,544     90,669     92,846
 175,000      87,500     89,600     91,750     93,952     96,207     98,516    100,881    103,302    105,781    108,320
 200,000     100,000    102,400    104,858    107,374    109,951    112,590    115,292    118,059    120,893    123,794
 225,000     112,500    115,200    117,965    120,796    123,695    126,664    129,704    132,817    136,004    139,268
 250,000     125,000    128,000    131,072    134,218    137,439    140,737    144,115    147,574    151,116    154,743
 275,000     137,500    140,800    144,179    147,640    151,183    154,811    158,527    162,331    166,227    170,217
 300,000     150,000    153,600    157,286    161,062    164,927    168,885    172,939    177,088    181,338    185,691
 325,000     162,500    166,400    170,393    174,484    178,671    182,959    187,351    191,845    196,449    201,165
 350,000     175,000    179,200    183,500    187,906    192,415    197,033    201,763    206,602    211,560    216,639
 375,000     187,500    192,000    196,607    201,328    206,159    211,107    216,175    221,359    226,671    232,113
 400,000     200,000    204,800    209,714    214,750    219,903    225,181    230,587    236,116    241,782    247,587

     Salary upon which benefits would be calculated at December 31, 1995 under the Supplemental Executive Retirement Plan is $285,000 for Walter E. Daller, Jr., President and Chief Executive Officer of the Corporation and Harleysville; credited coverage under the plan equals ten (10) years.

     Salary upon which benefits would be calculated at December 31, 1995 under the Supplemental Executive Retirement Plan is $141,000 for Demetra M. Takes, Vice President of the Corporation and Executive Vice President of Harleysville; credited coverage under the plan equals five (5) years.

     Fred C. Reim, Jr., Senior Vice President of Harleysville, Vernon L. Hunsberger, Senior Vice President of Harleysville, and Raymond H. Melcher, Jr., President and Chief Executive Officer of Security are not covered under the Supplemental Executive Retirement Plan.

EQUITY INCENTIVE PLAN

     On February 19, 1987, the Board of Directors adopted an equity incentive plan (the 'Equity Incentive Plan') which was approved by the Corporation's shareholders on April 14, 1987. The stated purpose of the Equity Incentive Plan is to advance the development, growth, and financial success of the Corporation. The Equity Incentive Plan provides for the issuance of shares of the Corporation's Common Stock to officers and key employees of the Corporation and Harleysville who are in positions in which their decisions, actions, and counsel significantly impact upon long-term profitability. Directors may also receive awards under the Equity Incentive Plan if they are officers or key employees at the time of the awards. The Equity Incentive Plan's original grant of 75,000 shares have all been awarded and have been adjusted to reflect stock dividends and stock splits to an aggregate of 333,047, of which 34,813 are unexercised, as of the record date, February 23, 1996.

     The Equity Incentive Plan is administered by the Compensation Committee of the Corporation's Board of Directors (the 'Committee'). Members of the Committee are not eligible to receive awards under the Equity Incentive Plan or any similar plan. The Committee has full and final authority to interpret the provisions of the Equity Incentive Plan and to decide all questions of fact arising in its application; to prescribe and rescind rules and regulations relating to the Equity Incentive Plan; to make awards under the Equity Incentive Plan and to determine the types, amount, size, and terms of each award; to determine when awards will be granted and to make all other determinations necessary or advisable for the administration of the Equity Incentive Plan. The Committee may grant long-term incentive awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as it deems appropriate. The Equity Incentive Plan also contains anti-dilution provisions. All incentive stock options and non-qualified options have been granted at one hundred percent (100%) of the fair market value of the Corporation's Common Stock on the date of grant. No options were granted during 1995, or as of the record date, February 23, 1996.

1993 STOCK INCENTIVE PLAN

     On March 1, 1993, the Board of Directors of the Corporation adopted the Harleysville National Corporation 1993 Stock Incentive Plan (the 'Stock Incentive Plan') which was approved by the Corporation's shareholders on April 13, 1993. The stated purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of the Corporation. The Stock Incentive Plan provides for the issuance of shares of the Corporation's Common Stock to the Corporation's employees. Of the 168,000 shares of the Corporation's Common Stock available for issuance under the Stock Incentive Plan, 163,425 shares remain available for issuance as of February 23, 1996.

     The Stock Incentive Plan is administered by a disinterested committee of the Corporation's Board of Directors in the same manner as described above under the description of the Equity Incentive Plan. Also, like the Equity Incentive Plan, incentive awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. 4,575 options were granted during 1995; no options were exercised during 1995, or as of the record date, February 23, 1996.

COMPENSATION OF DIRECTORS

     Directors of Harleysville received a fee of $400 for each meeting of Harleysville attended, an annual retainer fee of $6,250, and also received a fee of $275 for each meeting attended of a committee of the Board of Directors of the Corporation or Harleysville. Each Director of Harleysville received a bonus of $2,200. In the aggregate, the Board of Directors of Harleysville received $121,810.

     Harleysville National Corporation maintains deferred compensation plans for its directors. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors, over a ten-year period. Should the director die before age 70 or before receiving all of the benefits, those benefits would be paid to his or her beneficiary until age 70 or for ten years, whichever shall be greater. This plan is considered an unfunded plan which is subject to substantial risk of forfeiture and the director is not considered to be vested pursuant to the plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of Harleysville National Corporation (the 'Corporation') is responsible for the governance of the Corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and its subsidiaries. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Harleysville National Bank and Trust Company ('Harleysville'), The Citizens National Bank of Lansford ('Citizens'), and Security National Bank ('Security') or collectively, the 'Banks', the wholly-owned bank subsidiaries of the Corporation, provide compensation to the respective employees of the Corporation and the Banks.

     The fundamental philosophy of the Corporation's and the Banks' compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Compensation Committee comprised of three (3) outside directors who are listed on the following page. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the Corporation and the Banks, the results of which will be improved profitability, increased dividends to the Corporation's shareholders and subsequent appreciation in the market value of the Corporation's shares.

     The compensation of the Corporation's and Banks' top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the Committee include the chief executive officer, the executive vice president and all other vice presidents. As a guideline for review in determining appropriate compensation, the Committee considers, extensively, various resource materials as well as the Corporation's earnings and overall performance relative to various peer groups both in the short term and long term historically. This peer group of banks with assets of $500 Million to $1 Billion is different than the peer group utilized for the Shareholder Return Performance Graph. The principal resources used for peer group comparisons are the 1995 edition of the annual SNL Executive Compensation Review of Commercial Banks, the 1995 edition of the L. R. Webber Associates Salary/Benefits Survey of the Pennsylvania Financial Services Industry, and the 1995 edition of the Sheshunoff Bank Executive and Director Compensation Survey. The peer group on the 'Shareholder Return Performance Graph' includes bank holding companies and banks listed on NASDAQ which may not be located in Pennsylvania.

     The Compensation Committee does not deem Section 162(m) of the Internal Revenue Code (the 'IRC') to be applicable to the Corporation at this time. The Compensation Committee intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Compensation Committee to amend the Corporation's compensation plans to preserve the deductibility of the compensation payable under such plans.

CEO COMPENSATION

     The Board of Directors has determined that the compensation of the CEO as increased by 7.0% over 1995 compensation of $285,000 is appropriate in light of the following 1995 performance accomplishments as of October 31, 1995: for Harleysville (1) a 9.9% increase in net income; (2) an 18.0% return on equity;
(3) an 8.3% increase in assets; and (4) a 1.45% return on assets; and for the Corporation, a 29.5% increase in stockholder dividends. There is, however, no direct correlation between the CEO's compensation, the CEO's increase in compensation and any of the above criteria, nor is there any specific weight given by the Committee to any of the above individual criteria. Such increase in the CEO's compensation is based on the Committee's subjective determination after review of all information, including the above, that it deems relevant.

EXECUTIVE OFFICERS

     The Board of Directors has established that the compensation of the Corporation's and the Banks' executive officers will increase by five and six-tenths percent (5.6%) over 1995 compensation of $732,350 in the aggregate. Compensation increases were determined by the Committee based on its subjective analysis of the individual's contribution to the Corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers among numerous factors the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in the Committee's analysis. The determination by the Committee is subjective after review of all information, including the above, as it deems relevant.

     In addition to base salary, executive officers of the Corporation and the Banks may participate currently in the following annual and long-term incentive plans: pension; profit sharing; and a non-qualified supplemental retirement benefit plan. The compensation program and Committee will govern awards made under the stock option plan.

     Total compensation opportunities available to the employees of the Corporation and the Banks are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Corporation and the Banks strive to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.


COMPENSATION COMMITTEE
BRADFORD W. MITCHELL, CHAIRMAN
JOHN W. CLEMENS
MARTIN E. FOSSLER

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Bank Stocks Index for the period of five fiscal years commencing January 1, 1991 and ending December 31, 1995. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 HARLEYSVILLE NATIONAL CORPORATION COMMON STOCK



 In the printed document there is a performance graph plotted with the following data:

                                Nasdaq         Nasdaq
               Harleysville   Stock Market   Bank Stocks
               ------------   ------------   -----------
   1990          100.000        100.000       100.000
   1991          125.603        160.564       164.092
   1992          183.762        186.866       238.854
   1993          221.102        214.511       272.395
   1994          298.276        209.686       271.410
   1995          312.596        296.304       404.353

              EXECUTIVE OFFICERS OF THE CORPORATION AND THE BANKS

     The following table sets forth selected information about the executive officers of the Corporation and the Banks, each of whom is appointed by the Board of Directors and each of whom holds office at the discretion of the Board of Directors, as of the record date, February 23, 1996.


                                                                                               NUMBER OF
                                                                              HNB/CNB/SNB       SHARES         AGE AS OF
                                                               POSITION     EMPLOYEE SINCE    BENEFICIALLY      FEBRUARY
NAME AND POSITION                                             HELD SINCE          (9)            OWNED          23, 1996
------------------------------------------------------------  -----------  -----------------  -----------  -------------------
Walter E. Daller, Jr. ......................................        1981            1962         142,153(1)             56
President and CEO and Chairman of the Board of the
Corporation and of HNB, and Director of the Corporation,
HNB, CNB and SNB

Demetra M. Takes............................................        1993            1972          21,260(2)             45
Vice President of the Corporation, Executive Vice President
and COO of HNB, and Director of CNB and SNB

James W. Hamilton...........................................        1983            1971          11,951(3)             49
Senior Vice President and Senior Trust Officer of HNB

Vernon L. Hunsberger........................................        1991            1966           7,823(4)             47
Treasurer of the Corporation, and Senior Vice President,
CFO, and Cashier of HNB

Frank J. Lochetto...........................................        1989            1980           8,867(5)             48
Senior Vice President of HNB, and Director of CNB

Fred C. Reim, Jr............................................        1993            1993 (10       2,075(6)             52
Senior Vice President of HNB

Thomas D. Oleksa............................................        1991            1991 (11         491(7)             42
President and CEO of CNB, and Director of CNB

Raymond H. Melcher, Jr......................................        1994            1994 (12       3,413(8)             44
                                                                                              -----------
President and CEO of SNB, and Director of SNB

------------------

 (1) Includes: 21,835 shares owned solely by W. Daller; 109,123 shares owned jointly by W. Daller and spouse; and 11,195 shares owned solely by his spouse.

 (2) Includes 4,377 shares owned solely by D. Takes; and 16,883 unexercised stock options which are currently exercisable.

 (3) Includes 8,563 shares owned solely by J. Hamilton; and 3,388 unexercised stock options which are currently exercisable.

 (4) Includes 2,113 shares owned solely by V. Hunsberger; 1,039 shares owned jointly by V. Hunsberger and spouse; and 4,671 unexercised stock options which are currently exercisable.

 (5) Includes 8,146 shares owned jointly by F. Lochetto and spouse; 721 shares owned by F. Lochetto's children.

 (6) Includes 500 shares owned solely by F. Reim; and 1,575 stock options of which 315 are currently exercisable.

 (7) Includes 491 shares owned solely by T. Oleksa.

 (8) Includes 300 shares owned by R. Melcher; 113 shares owned jointly by R. Melcher and spouse; and 3,000 stock options of which 600 are currently exercisable.

 (9) 'HNB' makes reference to The Harleysville National Bank and Trust Company, 'CNB' makes reference to The Citizens National Bank of Lansford, 'SNB' makes reference to Security National Bank.

 (10) F. Reim began career with HNB in 1993; from 1990 to 1993 served as a senior vice president of First Valley Bank; from 1986 to 1990 served as a senior vice president of National Westminster Bank NJ.

 (11) T. Oleksa began career with CNB in 1991; from 1985 to 1990 served as vice president of Merchants Bank N.A.; from 1990 to 1991 served as vice president of First Valley Bank.

 (12) SNB was acquired by the Corporation in 1994; from 1990 to 1994 R. Melcher was a shareholder, director, executive vice president and COO of Hi-Tech Connections, Inc.; from 1988 to 1990 was executive vice president of Keystone Financial; from 1986 to 1988 was president, CEO and a director of Pennsylvania National Bank.

                              CERTAIN TRANSACTIONS

     There have been no material transactions between the Corporation and the Banks, nor any material transactions proposed, with any director or executive officer of the Corporation or the Banks or any associate of the foregoing persons. The Corporation and the Banks have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the Corporation and the Banks and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Banks. Total loans outstanding from the Corporation and the Banks at December 31, 1995 to the Corporation's and the Banks' executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $12,585,712 or approximately 16.2% of the total equity capital of the Corporation. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Total interest paid by the Banks during 1995 on deposits held by such persons was $500,056.

                              INDEPENDENT AUDITORS

     Grant Thornton LLP, Certified Public Accountants, of Philadelphia, Pennsylvania, served as the Corporation's independent auditors since May 11, 1995, assisted the Corporation and its banking subsidiaries in the preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Corporation for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's Board of Directors after due consideration of the effect of the performance thereof on the independence of the auditors. The Corporation has been advised by Grant Thornton LLP that none of its members has any financial interest in the Corporation.

     On May 11, 1995, the Board of Directors of the Corporation approved a resolution, based upon the recommendations of the Audit Committee of the Board of Directors to engage Grant Thornton LLP as the Corporation's independent accountant, replacing KPMG Peat Marwick LLP, its prior independent accountant. The report of KPMG Peat Marwick LLP on the Corporation's consolidated financial statements for the fiscal years ended December 31, 1994 and 1993 and during the period commencing January 1, 1995 through May 10, 1995 contain no adverse opinion or disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. In connection with the audits of the fiscal years ended December 31, 1994 and 1993 and subsequent interim period prior to dismissal, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which caused them to make reference in connection with their report to the subject matter of the disagreement. The Corporation acknowledges that disagreements required to be reported in response to the preceding sentence include both those resolved to the former accountant's satisfaction and those not resolved to the former accountant's satisfaction. The Corporation further acknowledges that disagreements contemplated by this rule are those which occurred at the decision-making level; i.e., between personnel of the Corporation responsible for the presentation of its financial statements and personnel of the accounting firm responsible for rendering its report.

     On May 18, 1995, the Corporation filed a Current Report on Form 8-K to report the above information which included as an exhibit thereto a letter furnished by KPMG Peat Marwick LLP stating that such firm agreed with the statements made in the Current Report on Form 8-K as described above.

                               LEGAL PROCEEDINGS

     In the opinion of the management of the Corporation and the Banks, there are no proceedings pending to which the Corporation and the Banks are a party or to which their property is subject, which, if determined adversely to the Corporation and the Banks, would be material in relation to the Corporation's and the Banks' undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the Corporation and the Banks. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Banks by government authorities.

                                 ANNUAL REPORT

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1995 is being mailed to the Corporation's shareholders with this Proxy Statement. A representative of Grant Thornton LLP will attend the Annual Meeting and will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1997 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of the Corporation at the Corporation's principal executive offices at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438, not later than Tuesday, November 12, 1996.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM JO ANN M. BYNON, SECRETARY, 483 MAIN STREET, P.O. BOX 195, HARLEYSVILLE, PENNSYLVANIA 19438, TELEPHONE (215) 256-8851.

                                         By Order of the Board of Directors,

                                         [ SIG CUT ]

                                         Walter E. Daller, Jr.
                                         President and
                                         Chief Executive Officer

Date: March 11, 1996

                       HARLEYSVILLE NATIONAL CORPORATION

                                     PROXY
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 9, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints James W. Hamilton and Vernon
L. Hunsberger, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the 'Corporation') which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401 on Tuesday, April 9, 1996, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

       1. ELECTION OF CLASS B DIRECTORS TO SERVE FOR A FOUR-YEAR TERM / / FOR all nominees listed below (except as marked to the contrary)

           / / WITHHOLD AUTHORITY to vote for all nominees listed below


          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
           NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
           BELOW.)

           John W. Clemens        Palmer E. (Pete) Retzlaff



    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS B DIRECTORS LISTED ABOVE.

                              (Please see reverse)

    2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    THIS PROXY WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.

    THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

                                      ___________________________________ (SEAL)
                                                      Signature

                                      ___________________________________ (SEAL)
                                                      Signature

                                      Dated: ____________________________ , 1996